UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2026, Matinas BioPharma Holdings, Inc. (the “Company”) received a written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide requiring a company to have stockholders’ equity of at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. As of December 31, 2025, the Company had stockholders’ equity of $4.83 million and has had losses in the most recent five fiscal years ended December 31, 2025. The Notice also indicates that the Company is not currently eligible for any exemption in Section 1003(a) of the Company Guide.

The Company is now subject to the procedures and requirements of Section 1009 of the Company Guide. The Company has until May 2, 2026 to submit a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards and may be eligible for up to 18 months from receipt of the Notice (“Cure Period”) to regain compliance. The Company intends to submit the Plan to regain compliance with NYSE American listing standards. However, there can be no assurance that the Company will be able to achieve compliance with such standards within the Cure Period. If the NYSE American accepts the Plan, the Company will be able to continue its listing during the Cure Period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance. If the Plan is not accepted by the NYSE American, the Notice states that delisting proceedings will commence. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

On April 3, 2026, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including with respect to the Company’s plans related to regaining compliance with the NYSE American’s continued listing standards. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 and in other filings made with the Securities and Exchange Commission by the Company. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: April 3, 2026	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer